UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2020

CHENIERE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16383	95-4352386
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Milam Street
Suite 1900
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)

(713) 375-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.003 par value	LNG	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 18, 2020 (the “Closing Date”), Cheniere Energy, Inc. (“CEI”), entered into a $2.62 billion delayed draw term loan credit agreement among CEI, as borrower, ING Capital LLC; MUFG Bank, Ltd.; Société Générale; Sumitomo Mitsui Banking Corporation; Canadian Imperial Bank of Commerce, New York Branch; Credit Agricole Corporate and Investment Bank; HSBC Bank USA, National Association; JPMorgan Chase Bank, N.A; Mizuho Bank, Ltd.; Morgan Stanley Bank, N.A.; Natixis, New York Branch; Royal Bank of Canada; Santander Bank, N.A.; Bank of America, N.A.; Credit Suisse AG, Cayman Islands Branch; Goldman Sachs Bank USA; China Merchants Bank Co. Ltd., New York Branch; and National Australia Bank Limited (collectively, the “Lenders”), as lenders, Société Générale; ING Capital LLC; Mizuho Bank, Ltd.; MUFG Bank, Ltd.; Natixis, New York Branch; Royal Bank of Canada; Santander Bank; N.A.; and Sumitomo Mitsui Banking Corporation, as joint lead arrangers, and Société Générale, as administrative agent for the Lenders (the “Term Loan Facility”). The Lenders and their affiliates have provided and may provide, from time to time in the future, certain financial services to CEI and its affiliates, for which they may receive advisory or transaction fees, as applicable, of the nature and in amounts customary in the industry for these financial services. The Term Loan Facility will rank pari passu with CEI’s existing $1.25 billion revolving credit facility (the “Revolving Credit Facility”).

Use of Proceeds

The proceeds of the Term Loan Facility, along with cash on the balance sheet, are expected to be used to (i) repay the existing 11.0% Convertible Senior Secured Notes due 2025 issued by Cheniere CCH HoldCo II, LLC pursuant to the Amended and Restated Note Purchase Agreement, dated as of March 1, 2015 (as amended from time to time, the “EIG NPA”), (ii) repay and/or repurchase the 4.875% Convertible PIK Notes due 2021 issued by CEI and (iii) pay related fees and expenses.

Conditions Precedent to Borrowings

Borrowings under the Term Loan Facility are subject to customary conditions precedent, including the absence of defaults, the accuracy of certain representations and warranties, the perfection of security interests, and the payment of applicable fees and expenses. Furthermore, borrowings that are used to repay obligations under the EIG NPA will require that CEI have sufficient funds available (in the form of cash, cash equivalents, available and undrawn commitments under the Revolving Credit Facility and/or commitments under the Term Loan Facility) to prepay in full all outstanding indebtedness under the EIG NPA.

Covenants and Events of Default

The Term Loan Facility contains a financial covenant requiring CEI to ensure that its leverage ratio does not exceed 5.75:1.00 at any time that (x) outstanding loans under the Term Loan Facility and Revolving Credit Facility (including unreimbursed letter of credit drawings) exceed (y) 30% of the aggregate amount of outstanding loans under the Term Loan Facility plus remaining undrawn commitments thereunder and commitments under the Revolving Credit Facility. In addition, beginning with the first full fiscal quarter ended after the later of December 30, 2021 and the “Guaranteed Substantial Completion Date” for Train Three of Cheniere’s Corpus Christi LNG terminal, CEI may not permit the twelve-month historical debt service coverage ratio and the twelve-month projected debt service coverage ratio as of the end of any fiscal quarter to be less than 1.15 to 1.00.

The Term Loan Facility includes representations, warranties, affirmative and negative covenants and events of default that are customary for companies like CEI with lenders of the type participating in the Term Loan Facility and consistent with the equivalent provisions contained in the Revolving Credit Facility.

Interest and Fees

Loans under the Term Loan Facility will bear interest at a variable rate per annum equal to LIBOR or the base rate plus the applicable margin. The applicable margin for (i) LIBOR loans ranges from (x) 2.00% to 2.75% per annum from the Closing Date until the first anniversary thereof, (y) 2.50% to 3.25% per annum from the first anniversary of the Closing Date until the second anniversary of the Closing Date and (z) 3.00 to 3.75% per annum from the second anniversary of the Closing Date until June 18, 2023, and (ii) base rate loans ranges from (x) 1.00% to 1.75% per annum from the Closing Date until the first anniversary thereof, (y) 1.50% to 2.25% per annum from the first anniversary of the Closing Date until the second anniversary of the Closing Date and (z) 2.00 to 2.75% per annum from the second anniversary of the Closing Date until June 18, 2023, in each case, based on the credit ratings then in effect assigned to loans under the Term Loan Facility. Interest on LIBOR loans is due and payable at the end of each LIBOR period, and interest on base rate loans is due and payable at the end of each calendar quarter.

CEI will pay a commitment fee on the average daily amount of undrawn commitments at a rate equal to 30% multiplied by the applicable margin for LIBOR loans then in effect. CEI will also pay duration fees (i) on, and subject to the occurrence of, the first anniversary of the Closing Date, in an amount equal to 0.25% multiplied by the aggregate amount of commitments as of the earlier to occur of (x) the date that loans are first borrowed under the Term Loan Facility (prior to giving effect to any loans made on such date) and (y) 45 days following the Closing Date (the “Payment Date”) and (ii) on, and subject to the occurrence of, the second anniversary of the Closing Date, in an amount equal to 0.50% multiplied by the aggregate amount of commitments as of the Payment Date.

In connection with the Term Loan Facility, CEI is paying fees to the Lenders, as well as additional transaction fees and expenses. Annual administrative fees must also be paid to the administrative agent for the Term Loan Facility.

Repayments

The Term Loan Facility matures on June 18, 2023. Subject to customary exceptions, CEI is required to make mandatory prepayments with respect to the Term Loan Facility using the net proceeds of certain events on a pro rata basis and on terms consistent with required prepayments under the Revolving Credit Facility. Loans under the Term Loan Facility may be voluntarily prepaid, in whole or in part, at any time, without premium or penalty.

Collateral

The Term Loan Facility is secured by a first priority security interest (subject to permitted liens and other customary exceptions) on a pari passu basis with the Revolving Credit Facility in substantially all of the assets of CEI, including the equity interests in CEI’s direct subsidiaries (other than certain excluded subsidiaries). Upon repayment in full of the outstanding obligations under the EIG NPA, the equity interests in Cheniere CCH HoldCo II, LLC will be pledged as collateral to secure the obligations under the Revolving Credit Facility and the Term Loan Facility. The security interest securing the Term Loan Facility is evidenced by customary security documents.

The foregoing description of the Term Loan Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Loan Facility, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

d) Exhibits

Exhibit Number	Description

10.1

Credit Agreement, dated as of June 18, 2020, among Cheniere Energy, Inc., the Lenders party thereto, Société Générale, as Administrative Agent, and the other agents and arrangers party thereto from time to time.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Dated: June 19, 2020	By:	/s/ Michael J. Wortley
	Name:	Michael J. Wortley
	Title:	Executive Vice President and Chief Financial Officer